Exhibit 10.1

NOTE: This form contract is a suggested guide only and use of this form or any variation thereof shall be at the sole discretion and risk of the user parties. Users of the form contract or any portion or variation thereof are encouraged to seek the advice of counsel to ensure that their contract reflects the complete agreement of the parties and applicable law. The International Association of Drilling Contractors disclaims any liability whatsoever for loss or damages which may result from use of the form contract or portions or variations thereof.

INTERNATIONAL ASSOCIATION OF DRILLING CONTRACTORS DRILLING BID PROPOSAL AND DAYWORK DRILLING CONTRACT - U.S.

TO: ___________________________________

Please submit a bid on this drilling contract form for performing the services outlined below, upon the terms and for the consideration set forth, with the understanding that if the bid is accepted by ____________________________________________, this instrument will constitute a Contract between the parties identified as Operator and Contractor below. The bid should be mailed or delivered not later than __________________ P.M. on_______________, 20__ the following address: ____________________

THIS CONTRACT CONTAINS PROVISIONS RELATING TO INDEMNITY,

RELEASE OF LIABILITY, AND ALLOCATION OF RISK -

SEE PARAGRAPHS 4.8, 6.3(d), 10, 12, AND 14

This Contract is made and entered into on the date as hereinafter set forth on the signature page hereto (the “Effective Date”) by and between the parties herein designated as ·Operator and “Contractor”.

OPERATOR:	Trio Petroleum, LLC
Address:	5401 Business Park South, Suite 115
Bakersfield, CA 93309
CONTRACTOR:	Ensign United States Drilling (California) Inc.
Address:	7001 Charity Ave.
Bakersfield, CA 93308

IN CONSIDERATION of the mutual promises, conditions and agreements herein contained and the specifications and special provisions set forth in Exhibit “A” and Exhibit “B” attached hereto and made a part hereof (this “Contract”), Operator engages Contractor to provide the services specified herein on a Daywork Basis.

For purposes hereof, the term “Daywork” or “Daywork Basis” means Contractor shall furnish the equipment, labor, and perform the services required of Contractor herein, for a specified sum per day under the direction, supervision and control of Operator, or any employee, agent, consultant or subcontractor engaged by Operator, who shall direct the drilling and all other well operations. Contractor shall be fully paid at the applicable rates of payment and assumes only the obligations and liabilities stated herein. Except for such obligations and liabilities specifically assumed by Contractor herein, Operator shall be solely responsible and assumes liability for all consequences of operations by both parties, including results and all other risks or liabilities incurred in or incident to such operations. Except as otherwise expressly provided in this Contract, Contractor makes no warranty of any kind, express or implied (including, without limitation, implied warranties of merchantability, fitness for a particular purpose or good and workmanlike performance), regarding the services provided hereunder.

1.	LOCATION OF WELL:

1.1 Initial Well:

Well Name and Number:	HV#1

Parish/ County	Monterey	State:	CA	Field Name:

Well location and land description:

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1.2 Additional Well(s) Locations or Areas:

The information in this Paragraph 1 is for well and Contract identification only and Contractor assumes no liability whatsoever for a proper survey or location stake on Operator’s lease.

2.	COMMENCEMENT DATE:

Contractor agrees to use reasonable efforts to commence operations for the initial well hereunder by the 3rd day of May, 2023 or CONTINGENT ON PRIOR COMMITMENTS___________________________________________________

3.	WELL DEPTH:

The well(s) shall be drilled to a depth of approximately 5,000 feet, or to the _____________N/A________________ formation, whichever is deeper, but Contractor shall not be required hereunder to drill said well(s) below a maximum depth of 7,500 feet, unless Contractor and Operator mutually agree in writing to drill to a greater depth.

4.	COMPENSATION:

Operator shall pay Contractor the following rates for the services specified herein.

4.1 Mobilization:

(a) Initial Well: Operator shall pay Contractor a mobilization fee of $ ACTUAL TRUCKING COST and a mobilization rate of $ 85% OF DAYRATE per day from the time Contractor commences mobilization of its rig and equipment to the initial location hereunder until the rig is rigged up at, or positioned over, such location. These amounts shall be due and payable In full at the time the rig is rigged up at, or positioned over, the initial location. The mobilization rate per day shall be pro-rated only when another rate applies during that day. Initial mobilization shall include:

TRUCKS AND CREWS NEED TO RIG UP READY TO INSTALL RISER NIPPLE OR WELD STARTER HEAD

(b) Additional Wells: For moves to additional wells hereunder, Operator shall pay Contractor a mobilization fee of $ ACTUAL TRUCKING COST and a mobilization rate of $ 85% OF DAYRATE per day for mobilization of Contractor’s rig and equipment from the time the rig is released from the previous well until the rig ls rigged up at, or positioned over, the next location. These amounts shall be due and payable In full at the time the rig Is rigged up at, or positioned over, the next location. The mobilization rate per day shall be pro-rated only when another rate applies during that day. Mobilization to additional locations shall include:

TRUCKS AND CREWS NEEDED TO RIG UP READY TO INSTALL RISER NIPPLE OR WELD STARTER HEAD

4.2 Demobilization: Operator shall pay Contractor a demobilization fee of $ ACTUAL TRUCKING COST and a demobilization rate during tear down of $ 85% OF DAYRATE per day for demobilization of Contractor’s rig and equipment from the time the rig is released from the last well drilled hereunder and fully rigged down and ready to be moved off the location; provided, however, no demobilization fee shall be payable if this Contract is terminated due to the total loss or destruction of the rig. The demobilization rate per day shall be pro-rated only when another rate applies during that day. Demobilization shall include:

TRUCKS AND CREWS NEED TO RIG DOWN AND MOVE TO BAKERSFIELD YARD

4.3 Operating Rate: For services performed with a ____5_____ person crew, Operator shall pay Contractor the following operating rate:

Depth Intervals

From	To	Without Drill Pipe			With Drill Pipe
START OPERATIONS	RIG RELEASE		$18,250	per day		$18,250	per day
		$		per day	$		per day
		$		per day	$		per day

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Using Operator’s drill pipe $__18,250___per day.

The operating rate will begin when the rig is rigged up at or positioned over, the location; and will cease when the rig Is released.

Operator shall pay Contractor additional compensation for any drill pipe actually used, at the rates specified below, computed on the basis of the maximum drill pipe In use at any time during each day.

DRILL PIPE RATE PER 24-HOUR DAY

Straight Hole			Size	Grade	Directional or Uncontrollable Deviated Hole			Size	Grade
$	N/A	per ft.	N/A	N/A	$	N/A	per ft.	N/A	N/A
$		per ft.			$	.	per ft.
$		per ft.			$	.	per ft.

Directional or uncontrolled deviated hole will be deemed to exist when deviation exceeds _______N/A_______ degrees or when the change of angle exceeds ______N/A_______ degrees per one hundred feet. Maintaining a hole within the accepted limits of deviation ls at the direction of Operator and wholly the responsibility of Operator.

Drill pipe shall be considered in use not only when In actual use but also while it is being picked up or !aid down. When drill pipe is standing in the derrick, it shall not be considered in use; provided, however, if Contractor furnishes special strings of drill pipe, drill collars, and handling tools as provided for in Exhibit “A”, the same shall be considered in use at all times when on location or until released by Operator. In no event shall fractions of an hour be considered in computing the amount of time drill pipe is In use but such time shall be computed to the nearest hour, with thirty minutes or more being considered a full hour and less than thirty minutes not to be counted.

4.4 Repair Time: In the event it Is necessary to shut down for repairs to Contractor’s rig, excluding routine rig servicing, Operator shall pay Contractor at the applicable operating rate for such shut down time up to a maximum of ____4_____hours for any one rig repair job, but not to exceed ____12____ hours of such compensation for any calendar month. Thereafter, Operator shall pay Contractor a repair time rate of $______________-0-__________________ per day. Routine rig servicing shall include, but not be limited to, cutting and slipping drilling line, servicing the top drive, If any, changing pump or swivel expendables, testing BOP equipment, lubricating the rig and associated equipment, and, _______N/A______________________________________

4.5 Standby Time Rate: Operator shall pay Contractor a standby time rate of $___DAYRATE____________ per day. Standby time shall be defined to Include time when the rig is shut down while Contractor is waiting on orders by or on behalf of Operator or on equipment, materials, services or other Items to be furnished by Operator.

4.6 Drilling Fluid Rates: When drilling fluids of a type and characteristic that Increases Contractor’s cost of performance hereunder, Including, but not limited to, oil-based mud, are used, Operator shall pay Contractor, in addition to the operating rate specified above:

(a) $___20__ per person per day for Contractor’s rig-site personnel;

(b) $__250__ per day additional operating rate;

(c) Cost of all additional labor, material and services; and

(d) ___12_______ hours operating rate or a lump sum of $__N/A__________________________________________, to clean the rig and related equipment.

4.7 Force Majeure Rate: Operator shall pay Contractor a Force Majeure rate of $___DAYRATE____________________ per day for any period that normal operations are suspended or cannot be carried on due to a Force Majeure Event as defined In Paragraph 17 hereof. It Is, however, understood that Operator may terminate this Contract pursuant to Subparagraph 6.3(b) below; provided, however, such termination shall not be effective until the rig has been fully rigged down and conditions will permit the rig to be moved from the location.

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4.8 Reimbursable Costs: Operator shall reimburse Contractor for the costs of equipment, materials or services that are to be furnished by Operator as provided for herein but which for convenience are actually furnished by Contractor at Operator’s request, plus_____10_____________ percent, as a handling fee. When, at Operator’s request and with Contractor’s agreement, Contractor furnishes or subcontracts for certain items or services that Operator is required herein to provide, for purposes of the indemnity and release provisions of this Contract said items or services shall be deemed to be Operator furnished items or services. Any subcontractors so hired by Contractor shall be deemed to be Operator’s contractor, and Operator shall not be relieved of any of its liabilities in connection therewith.

4.9 Revision In Rates: The rates and/or payments herein set forth due to Contractor from Operator shall be revised to reflect the change In costs if the costs of any of the items hereinafter listed shall vary by more than ____5_______percent from the costs thereof on the Effective Date or by the same percent after the date of any revision pursuant to this Subparagraph:

(a) Labor costs, Including all benefits, of Contractor’s personnel;

(b) Contractor’s cost of Insurance premiums;

(c) Contractor’s cost of fuel, including all taxes and fees; the cost per gallon/MCF being $__PAID BY OPERATOR_____;

(d) Contractor’s cost of catering, when applicable;

(e) If Operator requires Contractor to increase or decrease the number of Contractor’s personnel;

(f) Contractor’s cost of spare parts and supplies with the understanding that such spare parts and supplies constitute _____30_______ percent of the operating rate and that the parties shall use the U.S. Bureau of Labor Statistics Oil Field and Gas Field Drilling Machinery Producer Price Index (Series ID WPU119102) to determine to what extent a price variance has occurred in said spare parts and supplies; and

(g) If there is any change in legislation or regulations in the area in which Contractor Is providing services or other unforeseen, unusual event that alters Contractor’s financial burden.

5.	TIME OF PAYMENT:

Payment Is due by Operator to Contractor as follows:

5.1 Payment for mobilization, drilling and other services performed at applicable rates, and all other applicable charges shall be due, upon Contractor’s presentation to Operator of an invoice therefor, upon completion of mobilization, demobilization, rig release or at the end of the month in which such services were performed or other charges incurred, whichever shall first occur. All Invoices may be mailed to Operator at the address hereinabove shown, unless Operator does hereby designate that such invoices shall be mailed as follows:____N/A________________________________________

5.2 Disputed Invoices and Late Payment: Operator shall pay all invoices within _____30_____________ days after receipt except that if Operator disputes an invoice or any item thereof, Operator shall, within fifteen (15) days after receipt of such invoice, notify Contractor of the Item disputed, specifying the reason therefor, and payment of the disputed item may be withheld until settlement of the dispute, but timely payment shall be made of any undisputed item. Any sums (including amounts ultimately paid with respect to a disputed item) not paid within the above specified days shall bear interest at the rate of____1-1/2____ percent or the maximum legal rate, whichever is less, per month from the due date until paid. If Operator does not pay undisputed items within the above stated time, Contractor may suspend operations hereunder or terminate this Contract as specified under Subparagraph 6.3(c).

6.	TERM:

6.1 Contract Term: The term of this Contract (“Contract Term”) shall be as set forth in (a) or (b) below.

(a) If this Contract is for a specified number of wells, this Contract shall remain in full force and effect from the Effective Date until Contractor’s rig and equipment have been demobilized from the final well hereunder. Contractor and Operator agree that this Contract is for _______1____________ consecutive well(s), unless extended pursuant to Subparagraph 6.2 below.

(b) If this Contract is for a period of time, this Contract shall remain In full force and effect from the Effective Date and for a period of ____N/A_______ commencing on the date specified in Paragraph 2 above, unless extended pursuant to Subparagraph 6.2 below.

6.2 Extension of Term: Operator may extend the Contract Term for _____N/A_____ well(s) or for a period of ____N/A______ by giving written notice to Contractor at least ____N/A______ days prior to completion of the well then being drilled or by ___MUTUAL AGREEMENT________.

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6.3 Early Termination:

(a) By Either Party: Upon giving of written notice, either party may terminate this Contract when total loss or destruction of the rig, or a major breakdown with Indefinite repair time, necessitates stopping operations hereunder.

(b) By Operator: Notwithstanding the provisions of Paragraph 3 with respect to the depth to be drilled, Operator shall, In addition to the provisions of Subparagraph 4.7 above, have the right to terminate this Contract at any time even though Contractor has made no default hereunder. In such event Operator shall pay Contractor the applicable termination compensation as set forth In Subparagraph 6.4 hereof.

(c) By Contractor: Notwithstanding anything herein to the contrary, In the event Operator shall become insolvent, or be adjudicated a bankrupt, or file, by way of petition or answer, a debtor’s petition or other pleading seeking adjustment of Operator’s debts, under any bankruptcy or debtor’s relief laws now or hereafter prevailing, or if any such be filed against Operator, or in case a receiver be appointed of Operator or Operator’s property, or any part thereof, or Operator’s affairs be placed in the hands of a creditors’ committee, or, following no less than _______3____________ business days prior written notice to Operator if Operator does not pay Contractor within the time specified in Paragraph 5 all undisputed Items due and owing, Contractor may, at its option: (1) terminate this Contract and Contractor’s right to compensation shall be as set forth In Subparagraph 6.4 hereof; or (2) suspend operations hereunder until payment is made by Operator In which event the standby time rate contained in Subparagraph 4.5 shall apply until payment is made by Operator and operations are resumed. If Contractor terminates this Contract in accordance with Subparagraph 6.3,Contractor shall have the right to remove its rig, equipment, and personnel from the location.

(d) In addition, a Party may, without prejudice to any other right or remedy It may have, Immediately terminate this Agreement for default by giving notice of termination to the other Party, subject to a 16 day cure period for any default that may be corrected, if any of the following events occur:

1.	The other Party becomes Insolvent, or insolvency, receivership or bankruptcy proceedings are initiated against it;

2.	The other Party defaults In Its performance of any other material provision of this Agreement.

(e) If this Contract is suspended or terminated by either party, Operator hereby expressly agrees to protect, defend and indemnify Contractor from and against any claims, demands and causes of action, including all costs of defense, in favor of Operator, Operator’s co-venturers, co-lessees and joint owners, or any other parties arising out of any drilling commitments or obligations contained In any lease, farm out agreement or other agreement, which may be affected by such suspension of operations or termination of performance hereunder.

6.4 Early Termination Compensation: If this Contract Is terminated prior to completion of the Contract Term, the parties agree that Contractor’s damages would be difficult to determine and that the following liquidated damages are fair and reasonable under the circumstances and do not constitute a penalty.

(a) When the Contract Term specified In Subparagraph 6.1 is for one or more wells:

(i) Prior to Commencement of Initial Mobilization: In the event this Contract is terminated prior to commencement of mobilization of Contractor’s rig or equipment to the initial well hereunder, Operator shall pay Contractor a sum equal to the standby time rate for a period of ___N/A___ days or a lump sum of $___ACTUAL COST INCURRED__, whichever is greater.

(ii) Subsequent to Commencement of Initial Mobilization: In the event this Contract is terminated after commencement of mobilization of Contractor’s rig or equipment to the Initial well hereunder, Operator shall pay to Contractor the sum of the following: (1) the amount for all applicable rates and all other charges and reimbursements due to Contractor through demobilization, but in no event shall such sum be less than would have been earned for __N/A__ days at the operating rate; and (2) all additional expenses reasonably and necessarily incurred and to be incurred by Contractor by reason of this Contract and by reason of this Contract and by reason of the premature termination of the services hereunder, plus ____N/A_____% of the amount of such reimbursable expenses; provided, however, if this Contract is for a term of more than one well, Operator shall pay Contractor, in addition to the above, a lump sum of $__ACTUAL COST INCURRED__ for each additional well hereunder for which Contractor has not commenced services.

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(b) When the Contract Term specified in Subparagraph 6.1 is for a period of time:

(i) Prior to Commencement of Initial Mobilization: In the event this Contract is terminated prior to commencement of initial mobilization of Contractor’s rig or equipment to the first well hereunder, Operator shall pay Contractor a sum equal to the standby time rate multiplied by the number of days in the Contract Term specified in Subparagraph 6.1 or a lump sum of $___________N/A_______________, whichever is greater.

(ii) Subsequent to Commencement of Initial Mobilization: In the event this Contract is terminated after commencement of mobilization of Contractor’s rig or equipment to the Initial well hereunder, Operator shall pay to Contractor the sum of the following: (1) the amount for all applicable rates and all other charges and reimbursements due to Contractor through demobilization; (2) all additional expenses reasonably and necessarily incurred and to be incurred by Contractor by reason of this Contract and by reason of the premature termination of the services hereunder, plus _____N/A______% of the amount of such reimbursable expenses; and (3) a sum equal to the standby time rate multiplied by the number of days between the date of termination and the last day of the Contract Term.

7.	CASING PROGRAM:

Operator shall designate the points at which casing will be set and the manner of setting, cementing and testing. The casing program will be as set forth In Exhibit “A”. Operator may modify the casing program. However, any such modification which materially increases Contractor’s hazards or costs can only be made by mutual written consent of Operator and Contractor and upon written agreement as to the additional compensation to be paid Contractor as a result thereof.

8.	DRILLING METHODS AND PRACTICES:

8.1 Subject to, and without waiving the provisions of, Paragraph 14, Contractor shall maintain its well control equipment in good condition at all times and shall use reasonable means to prevent and control fires and blowouts.

8.2 Subject to the terms hereof, at all times Operator, at its cost, shall control the mud program, and the drilling fluid must be of a type and have characteristics and be maintained by Contractor In accordance with the specifications shown ln Exhibit “A” or as otherwise agreed by Operator and Contractor.

8.3 Subject to, and without waiving the provisions of, Paragraph 14, each party hereto agrees to comply with all laws, rules, and regulations of any federal, state or local governmental authority which are now or may become applicable to that party’s operations covered by or arising out of the performance of this Contract. When required by law, the terms of Exhibit “B” shall apply to this Contract.

8.4 Contractor shall keep and furnish to Operator an accurate record of the services performed on the IADC-API Daily Drilling Report Form or other form acceptable to Operator. A legible copy of said form shall be furnished by Contractor to Operator.

9.	INGRESS, EGRESS, AND LOCATION:

Operator hereby assigns to Contractor all necessary rights of ingress and egress with respect to the tract on which each well Is to be located for the performance by Contractor of all services contemplated by this Contract. Should Contractor be denied free access to the location for any reason not reasonably within Contractor’s control, any time lost by Contractor as a result of such denial shall be paid for at the standby time rate. Operator agrees at all times to maintain the road and location in such a condition that will allow free access and movement to and from the location in an ordinarily equipped highway type vehicle. If Contractor Is required to use bulldozers, tractors, four-wheel drive vehicles, or any other specialized transportation equipment for the movement of necessary personnel, machinery, or equipment over access roads or on the location, Operator shall furnish the same at its expense and without cost to Contractor. The actual cost of repairs to any transportation equipment furnished by Contractor or its personnel damaged as a result of the condition of access roads or location will be charged to and paid by Operator. Operator shall reimburse Contractor for all amounts reasonably expended by Contractor for repairs and/or reinforcement of roads, bridges and related or similar facilities (public and private) required as a direct result of a rig move pursuant to performance hereunder. Operator shall be responsible for any costs associated with leveling the rig because of location settling.

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10.	SOUND LOCATION:

Operator shall prepare a sound location adequate in size and capable of properly supporting Contractor’s rig and related equipment, and shall be responsible for a casing and cementing program adequate to prevent soil and subsoil wash out. It is recognized that Operator has superior knowledge of the location and access routes to and from the location, and must advise Contractor of any subsurface conditions, or obstructions (including, but not limited to, mines, caverns, sink holes, streams, pipelines, power lines and communication lines) which might be encountered while in-route to or from or at the location. In the event subsurface conditions cause a cratering or shifting of the location surface, or if seabed conditions prove unsatisfactory to properly support the rig during marine operations hereunder, and loss or damage to the rig or its associated equipment results therefrom for any reason, Operator shall, without regard to any other provisions of this Contract, including Subparagraph 14.3 hereof, indemnify Contractor for all such lass or damage including removal of debris and payment of Force Majeure rate during repair and/or demobilization if applicable.

11.	EQUIPMENT CAPACITY:

Subject to, and without waiving the provisions of, Paragraph 14, operations shall not be attempted under any conditions which exceed the capacity of the equipment to be used hereunder and Contractor shall have the right, but not the obligation, to make the final decision as to when an operation or attempted operation would exceed the capacity of such equipment. Operations shall not be attempted where canal or water depths are in excess of _____N/A______ feet.

12.	TERMINATION OF LOCATION LIABILITY:

When Contractor has concluded operations at the location, Operator shall thereafter be liable for damage to property, personal injury or death of any person which occurs as a result of conditions of the location and Contractor shall be relieved of such liability; provided, however, if Contractor shall subsequently reenter upon the location for any reason, including removal of the rig, any provision of the Contract relating to such reentry activity shall become applicable during such period.

13.	INSURANCE:

13.1 Contractor shall at Contractor’s expense maintain, with an insurance company or companies authorized to do business in the state where the services are to be performed or through a self-insurance program, insurance coverages of the kind and ln the amounts set forth in Exhibit “A”, insuring the risks, liabilities and Indemnity obligations specifically assumed by Contractor herein, including, but not limited to, Paragraph 14 of this Contract. Contractor shall procure from the company or companies writing said Insurance a certificate, or certificates, confirming that said Insurance is in full force and effect and that said insurance shall not be canceled or materially changed without at least ten (10) days prior written notice. For the risks, liabilities and Indemnity obligations assumed hereunder by Contractor, its insurance shall be endorsed to provide that the underwriters waive their right of subrogation against Operator Group. Contractor shall cause its underwriters to name Operator Group as additional insureds but only to the extent of the risks, obligations, liabilities and indemnification obligations assumed by Contractor herein. Contractor agrees that the Contractor Group shall not be entitled to assert a claim against Operator’s Insurance with respect to risks and liabilities assumed by Contractor or as to which Contractor has agreed to indemnify Operator under the Contract.

13.2 Operator shall at Operator’s expense maintain, with an Insurance company or companies authorized to do business in the state where the services are to be performed or through a self-insurance program, Insurance coverages of the kind and in the amounts set forth In Exhibit “A”, insuring the risks, liabilities and Indemnity obligations specifically assumed by Operator herein, Including, but not limited to, Paragraph 14 of this Contract. Operator shall procure from the company or companies writing said insurance a certificate, or certificates, confirming that said insurance is in full force and effect and that said Insurance shall not be canceled or materially changed without at least ten (10) days prior written notice. For the risks, liabilities and Indemnity obligations assumed hereunder by Operator, its Insurance shall be endorsed to provide that the underwriters waive their right of subrogation against Contractor Group. Operator shall cause its underwriters to name Contractor Group as additional insureds but only to the extent of the risks, liabilities and Indemnification obligations assumed by Operator herein.

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13.3 The Indemnifying party’s liability Insurance shall be primary to the extent of the releases, Indemnification obligations and assumptions of liability of the indemnifying party under this Contract. Operator agrees that the Operator Group shall not be entitled to assert a claim against Contractor’s insurance with respect to risks and liabilities assumed by Operator or as to which Operator has agreed to Indemnify Contractor under the Contract. Contractor agrees that the Contractor Group shall not be entitled to assert a claim against Operator’s insurance with respect to risks and liabilities assumed by Contractor or as to which Contractor has agreed to Indemnify Operator under the Contract.

13.4 Notwithstanding any other provisions of this Contract to the contrary, the parties hereby acknowledge and agree that the Insurance and Indemnity obligations are separate and distinct duties under this Contract. Except as may be mandated by applicable state law, the Indemnity obligations contained in this Contract shall not be limited by the insurance requirements of this Paragraph 13 and Exhibit “A” hereto.

14.	RESPONSIBILITY FOR LOSS OR DAMAGE, INDEMNITY, RELEASE OF LIABILITY AND ALLOCATION OF RISK:

14.1 In this Contract the term “Operator Group” means any and all of the following:

(a) Operator;

(b) Operator’s co-venturers, co-lessees and other non-operating working interest owners;

(c) General and limited partners of (a) and (b);

(d) Parents and subsidiaries of (a), (b) and (c);

(e) Shareholders, directors, officers and employees of (a), (b),(c) and (d); and

(f) The heirs, successors, assigns and insurers of (a), (b), (c), (d) and (e).

14.2 In this Contract the term “Contractor Group” means any and all of the following:

(a) Contractor;

(b) Contractor’s general and limited partners;

(c) Parents, subsidiaries and affiliates of (a) and (b);

(d) Shareholders, directors, officers and employees of (a), (b) and (c); and

(e) The heirs, successors, assigns and insurers of (a), (b), (c) and (d).

14.3 Contractor’s Surface Equipment: Contractor shall assume liability at all times for loss of, damage to or destruction of Contractor’s surface equipment, regardless of when or how such loss, damage or destruction occurs, and Contractor shall release Operator Group of any liability for any such loss, damage or destruction, except loss, damage or destruction under the provisions of Paragraphs 9 or 10 or Subparagraph 14.5.

14.4 Contractor’s In-Hole Equipment: Notwithstanding the provisions of Subparagraph 14.10, Operator shall assume liability at all times for loss of, damage to or destruction of Contractor’s and its subcontractors’ in-hole equipment, including, but not limited to, drill pipe, drill collars, and tool joints, and Operator shall reimburse Contractor for the value of any such loss or damage; the value to be determined by agreement between Contractor and Operator as current repair costs or ____100____percent of current new replacement cost of such equipment delivered to the location.

14.5 Contractor’s and Its Subcontractors’ Equipment - Environmental loss or Damage: Notwithstanding the provisions of Subparagraphs 14.3 and 14.10, Operator shall assume liability at all times for loss of, damage to or destruction of, including corrosion and contamination, Contractor’s and its subcontractors’ equipment resulting from the presence of H2S1 CO2 or other corrosive, destructive or abrasive elements introduced into the drilling fluid (including elements introduced from the hole). Operator shall pay the cost of repairing and/or decontaminating damaged equipment if repairable. In the case where such equipment is so lost, destroyed, damaged or contaminated beyond repair, Operator shall reimburse Contractor an amount equal to ___100_____ percent of current new replacement cost of such equipment delivered to the location. In addition, notwithstanding the provisions of Subparagraph 4.4 of this Contract, the standby time rate shall apply with respect to any downtime that may occur or result from such damage, including decontamination operations.

14.6 Operator’s Equipment: Operator shall assume liability at all times for loss of, damage to or destruction of Operator’s or its co-venturers’, co-lessees’ or other non-operating working interest owners’ equipment, including, but not limited to, casing, tubing, and well head equipment regardless of when or how such loss, damage or destruction occurs, and Operator shall release Contractor Group of any liability for any such loss, damage or destruction and shall protect, defend and indemnify Contractor Group from and against any and all claims, liability and expense relating to such loss, damage or destruction.

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14.7 The Hole: In the event the hole should be lost or damaged, Operator shall be solely responsible for such damage to or loss of the hole, Including the casing therein. Operator shall release Contractor Group and each of their equipment manufacturers, suppliers, contractors and subcontractors of any tier of any liability for damage to or loss of the hole, and shall protect, defend and indemnify Contractor Group and each of their equipment manufacturers, suppliers, contractors and subcontractors of any tier from and against any and all claims, liability, and expense relating to such damage to or loss of the hole.

14.8 Underground Damage: Operator shall release Contractor Group and each of their equipment manufacturers, suppliers, contractors and subcontractors of any tier of any liability for, and shall protect, defend and indemnify Contractor Group and each of their equipment manufacturers, suppliers, contractors and subcontractors of any tier from and against any and all claims, liability, and expense resulting from operations under this Contract on account of injury to, destruction of, or loss or impairment of any property right In or to oil, gas, or other mineral substance or water, if at the time of the act or omission causing such injury, destruction, toss, or impairment, said substance had not been reduced to physical possession above the surface of the earth, and for any loss or damage to any property, equipment, structure, formation, strata, or reservoir beneath the surface of the earth.

14.9 Materials Furnished by Operator: Except as provided in Subparagraphs 14.3 and 14.10, Contractor Group shall not be liable for any loss or damage resulting from the use of, or failure to use, machinery, equipment, tools, materials, supplies or instruments furnished by Operator, and Operator shall release Contractor Group from, and shall protect, defend and indemnify Contractor Group from and against any and all claims, liability, and expense arising in connection with the use of, or failure to use, machinery, equipment, tools, materials, supplies or instruments furnished by Operator.

14.10 Contractor’s Indemnification of Operator: Contractor shall release Operator Group of any liability for, and shall protect, defend and indemnify Operator Group from and against all claims, demands, and causes of action of every kind and character on account of bodily injury, illness or death of Contractor’s employees or Contractor’s subcontractors of any tier (inclusive of any agent or consultant engaged by Contractor) or their employees, or Contractor’s invitees or damage to their properly. Contractor’s indemnity under this Paragraph shall be without regard to and without any right to contribution from any insurance maintained by Operator pursuant to Paragraph 13. If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntarily assumed under Subparagraph 14.10 (which Contractor and Operator hereby agree will be supported either by liability insurance, under which the insurer has no right of subrogation against the indemnitees, or voluntarily self-insured) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

14.11 Operator’s Indemnification of Contractor: Operator shall release Contractor Group of any liability for, and shall protect, defend and indemnify Contractor Group from and against all claims, demands, and causes of action of every kind and character, on account of bodily injury, illness or death of Operator’s employees or Operator’s contractors of any tier (inclusive of any agent, consultant or subcontractor engaged by Operator) or their employees, or Operator’s invitees (other than those parties identified in Subparagraph 14.10) or damage to their properly. Operator’s indemnity under this Paragraph shall be without regard to and without any right to contribution from any Insurance maintained by Contractor pursuant to Paragraph 13. If it is judicially determined that the monetary limits of insurance required hereunder or of the indemnities voluntarily assumed under Subparagraph 14.11 (which Contractor and Operator hereby agree will be supported either by liability insurance, under which the insurer has no right of subrogation against the indemnitees, or voluntarily self-insured) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum monetary limits permitted under such law.

14.12 Cost of Control and Debris Removal: Operator shall assume all responsibility and liability for and shall release, protect, defend and indemnify Contractor Group and each of its equipment manufacturers, suppliers, contractors and subcontractors of any tier for:

(a) the cost of regaining control of any wild well;

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(b) the cost of removal of debris, including Contractor’s rig and related equipment, and property remediation and restoration; and

(c) all claims, demands and causes of action arising directly or indirectly from the wild well, other than those by any member of Contractor Group or any of their respective equipment manufacturers, suppliers, contractors and subcontractors of any tier.

14.13 Pollution or Contamination: Notwithstanding anything to the contrary contained in this Contract, except the provisions of Paragraphs 10 and 12, and Subparagraphs 14.10 and 14.11, it is understood and agreed by and between Contractor and Operator that the responsibility for pollution or contamination shall be as follows:

(a) Contractor shall assume all responsibility and liability for, including control and removal of, and shall release, protect, defend and indemnify Operator Group from and against all claims, demands and causes of action of every kind and character arising from pollution or contamination, which originates above the surface of the land or water from spills of fuels, lubricants, motor oils, pipe dope, paints, solvents, ballast, bilge and garbage, except unavoidable pollution of or from reserve pits, wholly in Contractor’s possession and control and directly associated with Contractor’s equipment and facilities.

(b) Operator shall assume all responsibility and liability for, including control and removal of, and shall release, protect, defend and indemnify Contractor Group and each of their equipment manufacturers, suppliers, contractors and subcontractors of any tier from and against all claims, demands, and causes of action of every kind and character arising directly or indirectly from all pollution or contamination other than that described in Subparagraph 14.13(a) above, including, but not limited to, that which may result from fire, blowout, cratering, seepage or any flow of oil, gas, water or other substance, or the use or disposition of drilling and completion fluids (including oil emulsion, oil base or chemically treated fluids), contaminated cuttings or carvings, lost circulation and fish recovery materials and fluids.

(c) In the event a third party commits an act or omission which results in pollution or contamination for which either Contractor or Operator, for whom such party is performing work, is held to be legally liable, the responsibility therefor shall be considered, as between Contractor and Operator, to be the same as if the party for whom the work was performed had performed the same and all of the obligations respecting protection, defense, indemnity and limitation of responsibility and liability, as set forth in (a) and (b) above, shall be specifically applied.

14.14 Consequential Damages: Without prejudice to Subparagraph 6.4 and the provisions of this Contract regarding risk of loss, release and indemnity, each party shall at all times be responsible for and release, protect, defend and indemnify the other party from and against its own special, indirect or consequential damages, and the parties agree that special, indirect or consequential damages shall be deemed to include (whether special, indirect or consequential under applicable law), without limitation, the following: loss of profit or revenue (excluding, however, Contractor’s profit or revenue under this Contract),· costs and expenses resulting from business interruptions including cost of overheads incurred during such interruptions; loss of or delay in production; loss of or damage to the leasehold; loss of or delay in drilling or operating rights; cost of or loss of use of property, equipment, materials and services, including without limitation those provided by contractors or subcontractors of every tier or by third parties. Operator shall at all times be responsible for and release, protect, defend and Indemnify Contractor Group and each of their equipment manufacturers, suppliers, contractors and subcontractors of any tier from and against all claims, demands and causes of action of every kind and character in connection with such special, indirect or consequential damages suffered by any member of Operator Group.

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14.15 Indemnity Obligation: Except as otherwise expressly limited in this Contract, it is the intent of parties hereto that all releases, indemnity obligations and/or liabilities assumed by such parties under terms of this Contract, including, without limitation, Subparagraphs 4.8 and 6.3(c), Paragraphs 10, 12 and 14 hereof, shall apply to all claims, demands, causes of action, damages, fines, penalties, judgments and awards of any kind or character arising in connection herewith, and without regard to the cause or causes thereof, including but not limited to pre-existing conditions, defect or ruin of premises or equipment, strict liability, regulatory or statutory liability, products liability, breach of representation or warranty (express or implied), breach of duty (whether statutory, contractual or otherwise), any theory of tort, breach of contract, fault, the negligence of any degree or character (regardless of whether such negligence is sole, joint or concurrent, active, passive or gross) of any party or parties, including the party seeking the benefit of the release, indemnity or assumption of liability, or any other theory of legal liability. Except as expressly provided herein, all releases, Indemnity obligations, and assumptions of liability shall include the duty to defend (including payment of reasonable attorneys’ fees and costs of litigation). The indemnities, releases and assumptions of liability extended by Contractor under the provisions of Paragraphs 12 and 14 shall inure to the benefit of each of the members of Operator Group. The indemnities, releases and assumptions of liability extended by Operator under the provisions of Subparagraphs 4.8 and 6.3 and Paragraphs 10, 12 and 14 shall inure to the benefit of each of the members of Contractor Group and, where specified in Paragraph 14, Contractor’s equipment manufacturers, suppliers, contractors and subcontractors of every tier. Except as otherwise provided herein, such indemnification and assumptions of liability shall not be deemed to create any rights to Indemnification in any person or entity not a party to this Contract, either as a third party beneficiary or by reason of any agreement of indemnity between one of the parties hereto and another person or entity not a party to this Contract.

15.	AUDIT:

If any payment provided for hereunder is made on the basis of Contractor’s costs, Operator shall have the right, for a period of ______2_______ years from the date such costs were incurred, to audit Contractor’s books and records relating to such costs. Contractor agrees to maintain such books and records for the same period and to make such books and records available to Operator at any reasonable time or times.

16.	NO WAIVER EXCEPT IN WRITING:

It is fully understood and agreed that none of the requirements of this Contract shall be considered as waived by either party unless the same is done in writing, and then only by the persons executing this Contract, or other duly authorized agent or representative of the party.

17.	FORCE MAJEURE:

Except as provided ln this Paragraph 17 and without prejudice to the risk of loss, release and indemnity obligations and limits of liability under this Contract, each party to this Contract shall be excused from complying with the terms of this Contract, except for the payment of monies when due, If and for so long as such compliance Is hindered or prevented by a Force Majeure Event. As used in this Contract, “Force Majeure Event” Includes: acts of God, action of the elements, wars (declared or undeclared), insurrection, revolution, rebellions or civil strife, piracy, civil war or hostile action, terrorist acts, riots, strikes, differences with workmen, acts of public enemies, federal or state laws, rules, regulations, dispositions or orders of any governmental authorities having jurisdiction in the premises or of any other group, organization or informal association (whether or not formally recognized as a government), inability to procure material, equipment, fuel or necessary labor In the open market, acute and unusual labor or material, equipment or fuel shortages, or any other causes (except financial) beyond the control of either party. Neither Operator nor Contractor shall be required against Its will to adjust any labor or similar disputes except In accordance with applicable law. In the event that either party hereto ls rendered unable, wholly or in part, by any of these causes to carry out Its obligation under this Contract, it ls agreed that such party shall give notice and details of the Force Majeure Event in writing to the other party as promptly as possible after Its occurrence. In such cases, the obligations of the party giving the notice shall be suspended during the continuance of any inability so caused except that Operator shall be obligated to pay to Contractor the Force Majeure rate provided for in Subparagraph 4.7 above.

18.	GOVERNING LAW:

This Contract shall be construed, governed, interpreted, enforced and litigated, and the relations between the parties determined ln accordance with the laws of the State of __CALIFORNIA__, without regard to its choice or conflict of law principles.

19.	VENUE:

The parties agree to the exclusive Jurisdiction and venue of the State or Federal Courts having jurisdiction in the County of _______KERN_________ in the State of ___CALIFORNIA_______ for resolution of any claim or dispute relating to this Contract and hereby waive any argument of lack of personal jurisdiction or inconvenience of forum regarding such courts.

20.	INFORMATION CONFIDENTIAL

Information obtained by Contractor In the conduct of operations hereunder, including, but not limited to, depth, formations penetrated, the results of coring, testing and surveying, shall be considered confidential and shall not be divulged by Contractor or its employees, to any person, firm, or corporation other than Operator’s designated representatives; provided, however, Contractor and its employees may divulge such Information If required by (i) applicable law, rule or regulation (including stock exchange regulations) or If requested or required !n a judicial, administrative or governmental proceeding or investigation; (ii) a merger, acquisition or divestiture; or (iii) other parties under an obligation to keep all such information confidential, to the extent necessary to perform their respective duties. This Paragraph 20 will not apply to Information that (a) Is public or becomes public through no fault of Contractor; (b) is already in possession of Contractor at the time of the disclosure; (c) is disclosed to Contractor by a third party; or (d) Is independently developed by Contractor without reliance on the confidential information received from Operator.

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21.	INDEPENDENT CONTRACTOR:

It Is understood and agreed that Contractor is and shall be an Independent contractor as set out below. Contractor shall perform the services under the direction, supervision and control of Operator, or any employee, agent, consultant or subcontractor engaged by Operator, who shall direct the drilling, and all other well operations. All employees of and workers furnished by Contractor and Contractor’s subcontractors shall be and remain the employees of Contractor or Contractor’s subcontractors at all times, and they shall not be deemed employees, borrowed servants or agents of Operator. It is expressly agreed that neither Contractor, Contractor’s subcontractors, nor any of their employees shall be entitled to any Operator benefit plans. Neither Contractor nor Contractor’s subcontractors shall be deemed to occupy the status of an employee, agent or representative of Operator or to have the authority to bind Operator. All employees of and workers furnished by Operator and Operator’s subcontractors shall be and remain the employees of Operator or Operator’s subcontractors at all times, and they shall not be deemed employees, borrowed servants or agents of Contractor. It Is expressly agreed that neither Operator, Operator’s subcontractors, nor any of their employees shall be entitled to any Contractor benefit plans. Neither Operator nor Operator’s subcontractors shall be deemed to occupy the status of an employee, agent or representative of Contractor or to have the authority to bind Contractor.

22.	SUBCONTRACTS:

Either party may employ other contractors to perform any of the operations or services to be provided or performed by it according to Exhibit “A”.

23.	ATTORNEY’S FEES:

If this Contract is placed in the hands of an attorney for enforcement of any provision hereof or collection of any sums due hereunder, or suit Is brought on same, or sums due hereunder are collected through bankruptcy, arbitration or other proceedings, then the prevailing party shall be entitled to recover reasonable attorney’s fees and costs.

24.	CLAIMS AND LIENS:

Contractor agrees to pay all valid claims for labor, material, services, and supplies to be furnished by Contractor hereunder, and agrees to allow no lien by such third parties to be fixed upon the lease, the well, or other property of the Operator or the land upon which said well is located. Similarly, Operator shall not allow Its other contractors, subcontractors and suppliers providing equipment, goods, personnel and services to the well location to lien or encumber the rig and other equipment of the Contractor.

25.	ASSIGNMENT:

Neither party may assign this Contract without the prior written consent of the other, and prompt notice of any such Intent to assign shall be given to the other party. In the event of such assignment, the assigning party shall remain liable to the other party as a guarantor of the performance by the assignee of the terms of this Contract. If any assignment is made that materially altars Contractor’s financial burden, Contractor’s compensation shall be adjusted to give effect to any increase or decrease in Contractor’s operating costs.

26.	NOTICES AND PLACE OF PAYMENT:

Notices, reports, and other communications required or permitted by this Contract to be given or sent by one party to the other shall be delivered by hand, mailed, digitally transmitted or tele-copied to the address hereinabove shown. All sums payable hereunder to Contractor shall be payable at its address hereinabove shown unless otherwise specified herein.

27.	CONTINUING OBLIGATIONS:

Notwithstanding the termination of this Contract, the parties shall continue to be bound by the provisions of this Contract that reasonably require some action or forbearance after such termination.

28.	ENTIRE AGREEMENT:

This Contract constitutes the full understanding of the parties, and a complete and exclusive statement of the terms of their agreement, and shall exclusively control and govern all work performed hereunder. Each of the parties hereto expressly warrants and represents, and does hereby affirm and stipulate

(a) that no representation, promise or agreement, or statement of a past or existing fact, not expressed In this Contract, was made to Induce the execution of same;

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(b) that they have not relied upon any representation, promise or agreement, or statement of a past or existing fact, which is not expressed In this Contract; and

(c) that this Paragraph Is binding, as a matter of law and fact, and shall preclude them from asserting that they were wrongfully induced to enter Into this Contract by any representation, promise or agreement, or statement of a past or existing fact, which Is not found within the four corners of this Contract.

29.	SEVERABILITY:

If any provision of this Contract becomes or Is declared by a court of competent Jurisdiction to be Illegal, unenforceable or void, the portions of such provision, or such provision In its entirety, to the extent necessary, shall be severed from this Contract, and such court will replace such illegal, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void, or unenforceable provision. The balance of this Contract shall be enforceable in accordance with its terms.

30.	SECTION HEADINGS:

The headings of Paragraphs and Subparagraphs in this Contract are provided for convenience only and will not affect Its construction or interpretation.

31.	MUTUAL PREPARATION:

This Contract has been prepared by the combined efforts of the parties hereto and shall not be construed against either party as the draftsman of this Contract.

32.	SPECIAL PROVISIONS: See Exhibit “A” Paragraph 7. Other Provisions

33.	ACCEPTANCE OF CONTRACT:

The foregoing Contract, including the provisions relating to indemnity, release of liability and a/location of risk of Subparagraphs 4.8 and 6.3(c), Paragraphs 10, 12, and 14, is acknowledged, agreed to and accepted by Operator this _19th_, day of __April_, 2023.

OPERATOR	Trio Petroleum LLC
By	Gary V. Horace
Title	Co-Owner

The foregoing Contract, including the provisions relating to indemnity, release of liability and allocation of risk of Subparagraphs 4.8 and 6.3(c), Paragraphs 10, 12, and 14, is acknowledged, agreed to and accepted by Contractor this _18th_ day of __April_, 2023 which is the Effective Date of this Contract, subject to rig availability, and subject to all of its terms and provisions, with the understanding that unless said Contract is thus executed by Operator within ___10____ days of the above date, Contractor shall be in no manner bound by its signature thereto.

CONTRACTOR	Ensign United States Drilling (California) Inc.
By	Nick Orton
Title	Area Manager

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EXHIBIT “A”

To Daywork Contract dated ____April 18th____, 2023

Operator __Trio Petroleum LLC__________________ Contractor ___Ensign United States Drilling (California) Inc._______

Well Name and Number ____HV#1____________________________________________________________________

SPECIFICATIONS AND SPECIAL PROVISIONS

1. CASING PROGRAM (See Paragraph 7)

AS PER OPERATOR AT OPERATOR’S EXPENSE

	Hole Size	Casing Size	Weight	Grade	Approximate Setting Depth	Wait on Cement Time
Conductor	_______in.	_______in.	_______lbs/ft.	_______	_______ft.	_______hrs
Surface	_______in.	_______in.	_______lbs/ft.	_______	_______ft.	_______hrs
Protection	_______in.	_______in.	_______lbs/ft.	_______	_______ft.	_______hrs
	_______in.	_______in.	_______lbs/ft.	_______	_______ft.	_______hrs
Production	_______in.	_______in.	_______lbs/ft.	_______	_______ft.	_______hrs
Liner	_______in.	_______in.	_______lbs/ft.	_______	_______ft.	_______hrs
___________	_______in.	_______in.	_______lbs/ft.	_______	_______ft.	_______hrs

2. MUD CONTROL PROGRAM (See Subparagraph B.2)

AS PER OPERATOR AT OPERATOR’S EXPENSE

Depth Interval (h)
From	To	Type Mud	Weight (lbs./gal.)	Viscosity (Secs)	Water loss (cc)

__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________
__________	__________	__________	__________	__________	__________

Other mud specifications: AS PER OPERATOR AT OPERATOR’S EXPENSE______________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

3. INSURANCE (See Paragraph 13)

3.1	Adequate Workers’ compensation Insurance complying with State Laws applicable or Employers’ Liability Insurance with limits of $___STATUTORY____ covering all of Contractor’s employees working under this Contract.
3.2	Commercial (or Comprehensive) General Liability Insurance, including the contractual obligations under this Contract and proper coverage for all other obligations assumed In this Contract. The limit shall be $__$1,000,000__ combined single limit per occurrence for Bodily Injury and Property Damage.
3.3	Automobile Bodily Injury and Property Damage Liability Insurance with limits of $____$1,000,000___ combined single limit per occurrence.

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3.4	In the event operations are over water, Contractor shall carry in addition to the Statutory Workers’ Compensation Insurance, endorsements covering liability under the Longshoremen’s & Harbor Workers’ Compensation Act and Maritime liability Including maintenance and cure with limits of $_____________N/A______________ for each death or injury to one person and $______N/A_______ for any one accident.
3.5	Other insurance: ____Operator to carry Operator’s Extra Expense coverage with a minimum limit of $10,000,000____

4. EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY CONTRACTOR:

The machinery, equipment, tools, materials, supplies, Instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided al the well location at the expense of Contractor unless otherwise noted by this Contract.

4.1	Rig: ☐ Specified Below ☐ Rig Inventory Attached

Complete rig, designated by Contractor as Its Rig No. ____540__, the major Items of equipment being:

Drawworks: Make and Model	RIG INVENTORY ATTACHED
Engines: Make, Model, and H.P.
No. on Rig
Pumps: No.1 Make, Size, and Power
No.2 Make, Size, and Power
Mud Mixing Pump: Make, Size, and Power
Boilers: Number, Make, H.P. and W.P.
Derrick or Mast: Make, Size, and Capacity

Substructure: Size and Capacity
Rotary Drive: Type
Drill Pipe: Size _____5______in. ____7,500____ft; Size _________in. __________ft.
Drill Collars: Number and Size	Different sizes available upon request
Blowout Preventers: 11’3M Annular___________________________________________________________________

Size	Series or Test Pr.	Make & Model	Number

11”	3M	PER RIG INVENTORY	1

B,O.P. Closing Unit: PER RIG INVENTORY_______________________________________________________________

B.O.P. Accumulator: PER RIG INVENTORY_______________________________________________________________

4.2	Derrick timbers.
4.3	Normal strings of drill pipe and drill collars specified above.
4.4	Conventional drift indicator.
4.5	Circulating mud pits
4.6	Necessary pipe racks and rigging up material.
4.7	Normal storage for mud and chemicals.
4.8	Shale Shaker.
4.9
4.10
4.11

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4.12
4.13
4.14
4.15
4.16
4.17
4.18
4.19
4.20

5. EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY OPERATOR:

The machinery, equipment. tools, materials, supplies, instruments, services and labor hereinafter listed, including any transportation required for such items, shall be provided at the well location at the expense of Operator unless otherwise noted by this Contract.

5.1	Furnish and maintain adequate roadway and/or canal to location, right-of-way, including rights-of-way for fuel and water lines, river crossings, highway crossings, gates and cattle guards.
5.2	Stake location, clear and grade location, and provide turnaround. Including surfacing when necessary.
5.3	Test tanks with pipe and fittings.
5.4	Mud storage tanks with pipe and fittings.
5.5	Separator with pipe and fittings.
5.6	Labor and materials to connect and disconnect mud tank, test tank, and mud gas separator.
5.7	Labor to disconnect and clean test tanks and mud gas separator.
5.8	Drilling mud, chemicals, lost circulation materials and other additives.
5.9	Pipe and connections for oil circulating lines,
5.10	Labor to lay, bury and recover all circulating lines.
5.11	Drilling bits, reamers, reamer cutlers, stabilizers and special tools.
5.12	Contract fishing tool services and tool rental.
5.13	Wire line core bits or heads, core barrels and wire line core catchers If required.
5.14	Conventional core bits, core catchers and core barrels.
5.15	Diamond core barrel with head.
5.16	Cement and cementing service.
5.17	Electrical wireline logging services.
5.18	Directional, caliper, or other special services.
5.19	Gun or jet perforating services.
5.20	Explosives and shooting devices.
5.21	Formation testing, hydraulic fracturing. acidizing and other related services,
5.22	Equipment for drill stem testing.
5.23	Mud logging services.
5.24	Sidewall coring service.
5.25	Welding service for welding bottom joints of casing, guide shoe, float shoe, float collar and in connection with installing of well head equipment ii required,
5.26	Casing, tubing, liners, screen, float collars, guide and float shoes and associated equipment.
5.27	Casing scratchers and centralizers.
5.28	Well head connections and all equipment to be installed in or on well or on the premises for use In connection with testing, completion and operation of well.
5.29	Special or added storage for mud and chemicals.
5.30	Casing head, API series, to conform to that shown for the blowout preventers specified In Subparagraph 4.1 above.
5.31	Blowout preventer testing pack-off and testing services.

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5.32	Replacement of BOP rubbers, elements and seals, if required, after initial test.
5.33	Casing Thread Protectors and Casing Lubricants.
5.34	H2S training and equipment as necessary or as required by law.
5.35	Site septic systems.
5.36
5.37
5.38
5.39
5.40
5.41
5.42
5.43
5.44
5.45
5.46
5.47
5.48
5.49
5.50

6. EQUIPMENT, MATERIALS AND SERVICES TO BE FURNISHED BY DESIGNATED PARTY:

The machinery, equipment, tools, materials, supplies, instruments, services, and labor listed as the following numbered items, including any transportation required for such items unless otherwise specified, shall be provided at the well location and at the expense of the party hereto as designated by an X mark in the appropriate column.

To Be Provided By and At The Expense Of
	Item	Operator	Contractor
6.1	Collar	X
6.2	Ditches and sumps	X
6.3	Fuel, including DEF (located at _DRILL SITE_____)	X	X
6.4	Fuel Lines (length ___________)
6.5	Water at source, including required permits	X
6.6	Water well, including required permits	X
6.7	Water lines, including required permits	X
6.8	Water storage tanks _450 BBL__ capacity		X
6.9	Potable water	X
6.10	Labor to operate water well or water pump	X
6.11	Maintenance of water well, if required	X
6.12	Water Pump	X
6.13	Fuel for water pump.	X
6.14	Mats for engines and boilers, or motors and mud pumps	N/A	N/A
6.15	Transportation of Contractor’s property:
	Move in	X
	Move out	X

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6.16	Materials for “boxing in” rig and derrick	X
6.17	Special strings of drill pipe and drill collars as follows:
	ANY TUBULARS OTHER THAN LISTED IN SECTION 4.1 EXHIBIT “A”	X

6.18	Kelly Joints, subs, elevators, tongs, slips and BOP rams for use with special drill pipe	X
6.19	Drill pipe protectors for Kelly Joint and each joint of drill pipe running inside of Surface Casing as required, for use with normal strings of drill pipe	X
6.20	Drill pipe protectors for Kelly joint and drill pipe running Inside of Protection Casing	X
6.21	Rate of penetration recording device	X
6.22	Extra labor for running and cementing casing (Casing crews)	X
6.23	Casing tools
6.24	Power casing tongs	X
6.25	Laydown and pickup machine	X
6.26	Tubing tools	X
6.27	Power tubing tong	X
6.28	Crew Boats, Number ___________	N/A	N/A
6.29	Service Barge	N/A	N/A
6.30	Service Tug Boat	N/A	N/A
6.31	Rat Hole	X
6.32	Mouse Hole	N/A	N/A
6.33	Reserve Pits	X
6.34	Upper Kelly Cock		X
6.35	Lower Kelly Valve		X
6.36	Drill Pipe Safely Valve		X
6.37	Inside Blowout Preventer		X
6.38	Drilling hole for or driving for conductor pipe	X
6.39	Charges, cost of bonds for public roads	X
6.40	Portable Toilet		X
6.41	Trash Receptacle	X
6.42	Linear Motion Shale Shaker	X (Other Provisions 7.10)
6.43	Shale Shaker Screens	X
6.44	Mud Cleaner		X
6.45	Mud/Gas Separator	X
6.46	Desander.	X
6.47	Desilter	X

(U.S. Daywork Contract – Exhibit “A” - Page 5 ) Copyright© 2013 International Association of Drilling Contractors

Revised November 2013

6.48	Degasser	X
6.49	Centrifuge	X
6.50	Rotating Head	X
6.51	Rotating Heed Rubbers	X
6.52	Hydraulic Adjustable Choke	X
6.53	Pit Volume Totalizer	X (Other Provisions 7.10)
6.54	Communication, type CELL PHONE CONTRACTOR’S USE ONLY		X
6.55	Forklift capacity ____4-TON______	X (Other Provisions 7.10)
6.56	Corrosion inhibitor for protecting drill string	X
6.57	COST OF PERMITS AND ALL PERMIT REQUIREMENTS	X
6.58
6.59
6.60

7. OTHER PROVISIONS:

7.1	Operator agrees that Operator’s personnel as well as any of its third party services vendors shall be subject to Contractor’s policies and regulations concerning safety, environmental and health. This Includes the full use of PPE, and drug and alcohol use. Operations may be suspended by Contractor if no corrective action is taken by said parties. Rig hours will continue to be billed at dayrate until the situation is resolved or the rig is released. Contractor agrees that Contractor’s personnel and its third party vendors shall be subject to Operator’s safety, environmental and health policies at a minimum. This includes the full use or PPE and drug and alcohol use. Failure to submit to an Operator administered drug test or policy as per above will result in a request by Operator to remove the Contractor’s employee from Operator premises. Operations may be suspended by Operator until corrective actions are completed (with dayrate charges suspended until corrective actions are in place). If there Is a conflict between Operator and Contractor’s safety, environmental or health policies the parties agree that Contractor’s policies will control.
7.2	On daywork contracts, any below ground problems (specifically fishing) will be the sole responsibility of Operator including but not limited to dayrate.
7.3	Any modification to rig requested by Operator and approved by Contractor will be at Operator’s expense, including cost to restore rig to pre-modification status if Contractor so chooses.
7.4	Contractor will not be liable for any problems associated with Operator’s casing unless the problem is due to the gross negligence or willful misconduct of Contractor.
7.5	Pumps will be limited to 80% of the manufacture’s specifications.
7.6	Time to change our swivel packing, pump liners, pumps swabs, brake blocks, and drilling line is not included as repair time.
7.7	Tubulars

7.7.1	Tubulars will be limited to 60% of manufacture’s specifications.
7.7.2	A corrosion control program will be run that will maintain a metal corrosion rate of less than 1.5 pounds per square foot per year. Contractor will supply at Operator’s expense.

(U.S. Daywork Contract – Exhibit “A” - Page 6 ) Copyright© 2013 International Association of Drilling Contractors

Revised November 2013

7.7.3	Contractor will provide inspected premium grade drill pipe, hevi-wate drill pipe, drill collars, and subs at commencement of the drilling program. Any subsequent Inspection, repair, downgrades and hardbanding will be at Operator’s expense.
7.7.4	ln addition, Operator will be required to inspect and repair at end of program.
7.7.5	If Contractor provides hevi-wate drill pipe as additional equipment, it will be charged at the rate stated below in ‘Rental Items.’ Charges for transportation, inspection, repair, downgrades and hardbanding will be at Operator’s expense. Daily rate will apply from time pipe leaves Contractor’s yard until it returns to Contractor’s yard, to include all time it is on location, whether in use or standby.
7.7.6	If contractor provides a second string of drill pipe, it will be charged at the rate listed below In ‘Rental Items.’ Charges for transportation, inspection, repair, downgrades and hardbanding will be at Operator’s expense. Daily rate will apply from the time pipe leaves Contractor’s yard until it returns lo Contractor’s yard, to include all time it is on location, whether in use or standby.
7.7.7	If Contractor supplies rental tubulars or equipment for which the price has not been specifically listed in the Contract, a mutually agreeable price will be negotiated for invoicing purposes. In the absence of negotiated price, these items will be invoiced at prevailing market rates. Charges for transportation, inspection, repair, downgrades and hardbanding will be at Operator’s Expense. Rental rate will apply from the time item leaves yard until it returns to yard, to include all time it is on location, whether in use or on standby.
7.7.8	If Contractor supplies any BOPE at any time during the drilling program any subsequent testing, inspection, repair, and/or replacement of rubber goods will be at Operator’s expense.

7.8	Contract is for one well. Contract may be extended if mutually agreed to by both Operator and Contractor. Rig availability and timing dependent on prior commitments. Rates will be renegotiated on a quarterly basis after start-up. Either party may terminate this Contract at the end of any quarter for any reason upon (30) days advance written notice and under such termination no Early Termination Compensation under Paragraph 6.4 shall be owed.
7.9	Commercial Terms.

7.9.1	Subsistence and hotel will be charged at the rate of $125 per man per day (when rig operates more than 50 miles from Contractor’s Drilling office: 7001 Charity Ave, Bakersfield, CA).

Rig move rate:	85% of Dayrate plus actual cost of trucks and additional equipment.
Estimated trucking costs for Mobilization from Bakersfield to first well is $65,000.
Estimated trucking costs for Demobilization from final well to Bakersfield is $65,000.

7.10	Ancillary Equipment. If rig is equipped with any of the following Items, the applicable rate is in addition to the daywork rig rate:

Pason PVT:	$220/day.
Swaco Mongoose linear shaker:	Included in dayrate. Screens supplied by Operator.
Diesel powered forklift c/w hydraulic pipe clamps:	$175/day.
Hevi-wate drill pipe:	$17/jts/day. In addition to 20 jts supplied with rig.
Second drill string:	$0.20/fts/day

7.11	A 24-hr per day onsite Safety Coach can be available if mutually agreeable to both parties. Safety Coach will be billed at $750 / 12.5 hour shift (Includes subsistence).
7.12	If labor wage adjustments are made, they will be passed on to the Operator.
7.13	Prepayment Is Required for this project:

-	The Initial payment of $548,647.50 is due 5 days prior to moving onto the 1st well location. The prepayment amount is estimated to cover operations and other associated costs, including mobilization, demobilization, drill pipe inspection and other items specified in the contract.
-	If at any time Ensign United States Drilling (California) Inc, determines, at its sole discretion, that the proposed well(s) will take longer, Ensign United States Drilling (California) Inc. may require additional funds for the projected days at a rate of $18,250.00 per each additional projected day.
-	Funds must be received by Ensign United States Drilling (California) Inc. within (2) business days of notification. If these funds are not received within (2) business days of notification, Ensign United States Drilling (California) Inc. may, at its discretion and without penalty of any kind, secure and suspend operations at the wellsite until full payment is received.
-	If additional funds are not in place within (2) business days of written notification to the Operator’s designated representative as defined in the contract, the well will be secured by Ensign United States Drilling (California) Inc. and Ensign United States Drilling (California) Inc. may lay down the drill pipe and move off the site and be released from the well without penally of any kind. Furthermore, Ensign United States Drilling (California) Inc. will have no continuing obligation or responsibility, for any reason whatsoever, pursuant to this contract and specifically with respect to the completion or non-completion of the well contemplated by this contract.

Any unused funds will be returned to the Operator after the final billing.

(U.S. Daywork Contract – Exhibit “A” - Page 7 ) Copyright© 2013 International Association of Drilling Contractors

Revised November 2013

EXHIBIT “B”

(See Subparagraph 8.3)

The following clauses, when required by law, are incorporated In the Contract by reference as if fully set out:

(1)	The Equal Opportunity Clause prescribed in 41 CFR 60-1.4.

(2)	The Affirmative Action Clause prescribed in 41 CFR 60-250.4 regarding veterans and veterans of the Vietnam era.

(3)	The Affirmative Action Clause for handicapped workers prescribed in 41 CFR 60-741.4.

(4)	The Certification of Compliance With Environmental Laws prescribed in 40 CFR 15.20.

(U.S. Daywork Contract – Exhibit “B” - Page 1 ) Copyright© 2013 International Association of Drilling Contractors